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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 7, 2011
(Date of earliest event reported)

UNIVERSAL HOSPITAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 000-20086

Delaware (State or other jurisdiction of incorporation)	41-0760940 (IRS Employer Identification No.)

7700 France Avenue South, Suite 275
Edina, Minnesota 55435-5228
(Address of principal executive offices, including zip code)

(952) 893-3200
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

Merger Agreement

        On February 6, 2011, Universal Hospital Services, Inc., a Delaware corporation ("Parent"), and Parent's wholly owned subsidiary, Sunrise Merger Sub, Inc., a Nevada corporation ("Merger Sub"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with Emergent Group Inc., a Nevada corporation (the "Company"). Pursuant to the Merger Agreement, Parent and Merger Sub will commence a tender offer (the "Offer") to purchase all of the issued and outstanding shares of the Company's common stock, par value $0.04 per share (each a "Share" and collectively the "Shares"), at a purchase price of $8.46 per share in cash to be followed by a merger of Merger Sub with and into the Company with the Company surviving as a wholly owned subsidiary of Parent (the "Merger"). The total enterprise value of the transaction including debt assumption is approximately $70,000,000 and Parent will fund the transaction by drawings under its existing $195,000,000 credit facility. Upon completion of the transaction, Parent expects its debt-to-adjusted EBITDA leverage ratio to remain in the mid 4's.

        The transactions are expected to be completed within 45 to 90 days. The consummation of the Offer and the Merger are subject to various closing conditions, including the tender of sixty five percent (65%) of the Shares, the expiration of a twenty-one day "go-shop" period and other customary conditions. The Offer is not subject to a financing condition. The Merger Agreement also includes customary termination provisions for both the Company and Parent and provides that, in connection with the termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee of $2,235,000.

        In connection with the Offer and pursuant to the terms and conditions of the Merger Agreement, the Company granted to Merger Sub an irrevocable option (the "Top-Up Option"), for so long as the Merger Agreement has not been terminated pursuant to its terms, to purchase from the Company up to the number (but not less than that number) of authorized and unissued Shares equal to the number of Shares that, when added to the number of Shares owned by Merger Sub at the time of the exercise of the Top-Up Option, constitutes at least one Share more than ninety percent (90%) of the Shares that would be outstanding immediately after the issuance of all Shares to be issued upon exercise of the Top-Up Option.

        The Merger Agreement also includes a provision pursuant to which the Company may initiate, solicit and encourage competing bids from the date of the Merger Agreement through February 27, 2011 (the "Go-Shop Period"), and may continue to negotiate beyond the Go-Shop Period with any party that submitted a takeover proposal during the Go-Shop Period that the Company's Board of Directors determines in good faith constitutes, or is reasonably likely to lead to, a superior proposal. Under the terms of the Merger Agreement, after the expiration of the Go-Shop Period, the Company may not solicit or support any alternative acquisition proposals (subject to customary exceptions for the Company's Board of Directors to respond to unsolicited proposals in the exercise of its fiduciary duties).

        A copy of the Merger Agreement is filed herewith as Exhibit 2.1 and incorporated by reference herein. The description of certain terms of the Merger Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement. The representations, warranties and covenants contained in the Merger Agreement have been made solely for the benefit of the parties to the Merger Agreement and: (i) may be intended not as statements of fact, but rather as a way of allocating risk among the parties if those statements prove to be inaccurate; (ii) have been qualified by disclosures that were made to the other party in connection with the negotiation of the Merger Agreement; (iii) may apply materiality standards that are different from what may be viewed as material to investors; and (iv) were made only as of the date of the Merger Agreement or such other dates as may be specified in the Merger Agreement and are subject to more recent developments. In addition, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in a confidential disclosure schedule that the parties have exchanged, which has been omitted pursuant to Item 601(b)(2) of Regulation S-K. Accordingly, these representations and warranties should not be relied upon as characterizations of the actual state of facts or affairs on the date they were made or at any other time.

Tender and Voting Agreements

        Concurrently with the execution of the Merger Agreement, and as a condition and inducement to Parent entering into the Merger Agreement, shares owned or controlled by the Company's executive officers and directors are subject to a Tender and Voting Agreement with Parent and Merger Sub (the "Tender Agreements"). Pursuant to the Tender Agreements, each of the parties thereto (the "Supporting Stockholders") has agreed, among other things: (i) to tender in the Offer all of his Shares; and (ii) that, in the event a vote of the Company's stockholders is required in furtherance of the Merger Agreement or the transactions contemplated thereby, including the Merger, he will vote all of his Shares (to the extent any such Shares are not purchased in the Offer) in favor of the approval of the Merger and the adoption of the Merger Agreement and against any proposal inconsistent therewith. The Tender Agreements will automatically terminate upon the termination of the Merger Agreement in accordance with its terms.

        The Shares currently owned by the Supporting Stockholders represent in the aggregate approximately 47% of the currently outstanding Shares. Copies of the Tender Agreements are filed herewith as Exhibits 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.8 and 2.9 and incorporated by reference herein. The description of certain terms of the Tender Agreements set forth herein does not purport to be complete and is qualified in its entirety by reference to the Tender Agreements.

Item 7.01    Regulation FD Disclosure

        On February 7, 2011, Parent issued a press release announcing entry into a definitive agreement to acquire the Company. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and incorporated by reference in this Item 7.01. Parent sent an e-mail to its employees regarding the Merger, a copy of which is being furnished pursuant to Regulation FD as Exhibit 99.2. In addition, Gary D. Blackford, Parent's Chief Executive Officer, released a pre-recorded audio announcement to Parent's employees regarding the Merger, which was accompanied by a presentation. A transcript of the message and a copy of the presentation are being furnished pursuant to Regulation FD as Exhibit 99.3 and are incorporated by reference in this Item 7.01.

Important Additional Information Will Be Filed with the Securities and Exchange Commission

        This Current Report is not an offer to purchase or a solicitation of an offer to sell any Shares. The Offer by Parent for all of the outstanding Shares has not yet been commenced. Upon commencement of the Offer, Parent will mail to the Company's stockholders an offer to purchase and related materials and the Company will mail to its stockholders a solicitation/recommendation statement with respect to the Offer. Parent will file its offer to purchase with the Securities and Exchange Commission (the "SEC") on Schedule TO and the Company will file its solicitation/recommendation statement with the SEC on Schedule 14D-9. The Company's stockholders are urged to read these materials carefully when they become available since they will contain important information, including the terms and conditions of the Offer. The Company's stockholders may obtain a free copy of these materials (when available) and other documents filed by Parent or the Company with the SEC at the website maintained by the SEC at www.sec.gov. The offer to purchase and related materials, the solicitation/recommendation statement, the Schedule TO and the Schedule 14D-9 may also be obtained (when available) for free by contacting the information agent for the tender offer (when one is selected) or by contacting Parent at (952) 893-3200.

Item 9.01.    Financial Statements and Exhibits.

        (d)   Exhibits.

2.1	Agreement and Plan of Merger, dated February 6, 2011, among Universal Hospital Services, Inc., Sunrise Merger Sub, Inc. and Emergent Group Inc.
2.2	Tender and Voting Agreement, dated as of February 6, 2011, among Universal Hospital Services, Inc., Sunrise Merger Sub, Inc. and Louis Buther.
2.3	Tender and Voting Agreement, dated as of February 6, 2011, among Universal Hospital Services, Inc., Sunrise Merger Sub, Inc. and Bruce J. Haber.
2.4	Tender and Voting Agreement, dated as of February 6, 2011, among Universal Hospital Services, Inc., Sunrise Merger Sub, Inc. and the Bruce Haber Family Trust under Agreement dated November 16, 2005.
2.5	Tender and Voting Agreement, dated as of February 6, 2011, among Universal Hospital Services, Inc., Sunrise Merger Sub, Inc. and the Jessica Haber Irrevocable Trust dated August 13, 1999.
2.6	Tender and Voting Agreement, dated as of February 6, 2011, among Universal Hospital Services, Inc., Sunrise Merger Sub, Inc. and William M. McKay.
2.7	Tender and Voting Agreement, dated as of February 6, 2011, among Universal Hospital Services, Inc., Sunrise Merger Sub, Inc. and K. Dean Reade, Jr.
2.8	Tender and Voting Agreement, dated as of February 6, 2011, among Universal Hospital Services, Inc., Sunrise Merger Sub, Inc. and Mark Waldron.
2.9	Tender and Voting Agreement, dated as of February 6, 2011, among Universal Hospital Services, Inc., Sunrise Merger Sub, Inc. and Howard Waltman.
99.1	Press Release issued February 7, 2011.
99.2	E-mail to Universal Hospital Services, Inc. employees.
99.3	Transcript of announcement and accompanying presentation issued to Universal Hospital Services, Inc. employees.

 SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Hospital Services, Inc.
By:	/s/ REX T. CLEVENGER Rex T. Clevenger Executive Vice President and Chief Financial Officer

Date: February 7, 2011

 EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated February 6, 2011, among Universal Hospital Services, Inc., Sunrise Merger Sub, Inc. and Emergent Group Inc.
2.2	Tender and Voting Agreement, dated as of February 6, 2011, among Universal Hospital Services, Inc., Sunrise Merger Sub, Inc. and Louis Buther.
2.3	Tender and Voting Agreement, dated as of February 6, 2011, among Universal Hospital Services, Inc., Sunrise Merger Sub, Inc. and Bruce J. Haber.
2.4	Tender and Voting Agreement, dated as of February 6, 2011, among Universal Hospital Services, Inc., Sunrise Merger Sub, Inc. and the Bruce Haber Family Trust under Agreement dated November 16, 2005.
2.5	Tender and Voting Agreement, dated as of February 6, 2011, among Universal Hospital Services, Inc., Sunrise Merger Sub, Inc. and the Jessica Haber Irrevocable Trust dated August 13, 1999.
2.6	Tender and Voting Agreement, dated as of February 6, 2011, among Universal Hospital Services, Inc., Sunrise Merger Sub, Inc. and William M. McKay.
2.7	Tender and Voting Agreement, dated as of February 6, 2011, among Universal Hospital Services, Inc., Sunrise Merger Sub, Inc. and K. Dean Reade, Jr.
2.8	Tender and Voting Agreement, dated as of February 6, 2011, among Universal Hospital Services, Inc., Sunrise Merger Sub, Inc. and Mark Waldron.
2.9	Tender and Voting Agreement, dated as of February 6, 2011, among Universal Hospital Services, Inc., Sunrise Merger Sub, Inc. and Howard Waltman.
99.1	Press Release issued February 7, 2011.
99.2	E-mail to Universal Hospital Services, Inc. employees.
99.3	Transcript of announcement and accompanying presentation issued to Universal Hospital Services, Inc. employees.

QuickLinks

  Item 1.01. Entry into a Material Definitive Agreement.
  Item 7.01 Regulation FD Disclosure
  Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX